SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 10, 2002



                      INSIGHT COMMUNICATIONS COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                                              13-4053502
        DELAWARE                     0-26677                (IRS Employer
 (State of incorporation)      (Commission File No.)      Identification No.)


                                 810 7TH AVENUE
                            NEW YORK, NEW YORK 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300

Item 9.   Regulation FD Disclosure.

Forward-Looking Statements

     Some of the information in this report contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations; contain projections of our future results of operations or of our financial condition; or state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in our Annual Report on Form 10-K for the year ended December 31, 2001 provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this report could have a material adverse effect on our business, operating results and financial condition.

Regulation FD Disclosure

     We expect to achieve Operating Cash Flow growth of 11.5% to 13.5% during 2003 and expect to incur capital expenditures of $220 million during that period, with leverage reducing from 7.2x to 6.2x by the end of the period.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Insight Communications Company, Inc.
                                               (Registrant)



Date: December 10, 2002              By:   /s/ Elliot Brecher
                                           ----------------------------------
                                           Elliot Brecher
                                           Senior Vice President
                                           and General Counsel